EXHIBIT 4.8

[FORM OF BENEFICIAL OWNER ELECTION FORM]

FORM OF BENEFICIAL OWNER ELECTION

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering (the “ Rights Offering ”) to purchase Units (the “ Units ”) consisting of one share of common stock and a three-year warrant to purchase 0.5 shares of common stock at an exercise price of $4.00 per share by stockholders of record (“ Record Date Stockholders ”) as of 5:00 p.m., Eastern Daylight Time, on [     ], 2010 (the “ Record Date ”).

     With respect to any instructions to exercise (or not to exercise) the Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City time, on [     ] , 2010, the last business day prior to the scheduled expiration date of the Rights Offering of  [     ] , 2010 (which may be extended by the Company in its sole discretion).

     This will instruct you whether to exercise Rights to purchase Units distributed with respect to the shares of the Company’s common stock, $0.0001 par value, held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related Subscription Rights Certificates.

     Box 1.     o • Please DO NOT EXERCISE RIGHTS for Units.

     Box 2.     o • Please EXERCISE RIGHTS for Units as set forth below.

     The number of Rights for which the undersigned gives instructions for exercise under the Basic Subscription Rights should not exceed the number of Rights that the undersigned is entitled to exercise.

Per Unit
	Number of Units		Subscription Price			Payment

Basic Subscription Right	[ ]	X	$	[ ]	=	$____________	(Line 1)
Over-Subscription Right	[ ]	X	$	[ ]	=	$____________	(Line 2)
Total Payment Required						$____________
(Sum of Lines 1 and 2 must equal total of amounts in Boxes 3 and 4)

     Box 3. ☐ • Payment in the following amount is enclosed $          .

     Box 4. ☐ • Please deduct payment from the following account maintained by you as follows:

Type of Account: ______________________________________

Account No.: _________________________________________

Amount to be deducted: $ ___________________________

Signature: ___________________________________________

Name: ______________________________________________

Title: _______________________________________________

Date: _________________________, 2010